Exhibit 99.1

Venaxis Announces Regulatory and Market Development Progress
Meeting with FDA Clarifies Path Forward
Venaxis to host investor conference call at 8:30 a.m. ET today
CASTLE ROCK, Colo., August 11, 2014 — Venaxis, Inc. (Nasdaq: APPY), an in vitro diagnostic company focused on obtaining FDA clearance for and commercializing its CE Marked APPY1™ Test, a rapid, multi-analyte assay for aiding in identifying children, adolescent and young adult patients who are at low risk for appendicitis, will host an investor conference call to discuss business updates, including discussion on the progress of its APPY1 FDA submission, commercial and marketing progress and next-generation product development.

Venaxis announced previously that its FDA submission for the APPY1 Test had been filed with the U.S. Food and Drug Administration and that the FDA had reviewed the submission and provided Venaxis with an Additional Information (AI) request. Under the FDA's Submission Issue Meeting procedure, Venaxis also requested clarification from the FDA on certain of its feedback contained in the AI request. Today, Venaxis is reporting the current status of its FDA submission.

The FDA has clarified the scope of the additional data requested to complete the supplemental filing to the submission package. Venaxis is in the process of compiling these data, revising its submission to address the FDA feedback, and plans to fully comply with the FDA's AI request. Based on an initial analysis of the scope of work required to completely respond to FDA feedback, Venaxis anticipates submission of the supplemental filing in Q4 of this year.

The company also announced positive advances in commercial market development as well as the product development work on the next generation product, referred to internally as APPY2. The company announced it has engaged SomaLogic, Inc., a leader in proteomic biomarker discovery, to assist Venaxis in developing a biomarker panel for the APPY2 Test.

Steve Lundy, President and CEO, stated, "I am pleased to report that we continue to make progress on all fronts: in our pursuit of regulatory clearance for the APPY1 Test, market development in Europe and the U.S, and new product development on the APPY2 Test. The work we are doing with SomaLogic, Inc., along with our extensive bank of patient samples, shows promise for successful development of the APPY2 Test."

Investor Conference Call
Venaxis will hold a conference call to provide a business update today at 8:30 a.m. ET. Investors and interested parties may access the conference call by dialing 1-877-870-4263 (U.S.), 1-855-669-9657 (Canada) or 1-412-317-0790 (international). A live audio webcast will be accessible via the Investor Relations section of the Venaxis website, ir.venaxis.com.

About Venaxis, Inc.
Venaxis, Inc. is an in vitro diagnostic company focused on the clinical development and commercialization of its CE Marked APPY1 Test, the Company's rapid, multi-marker assay for appendicitis. This unique appendicitis test has projected high sensitivity and negative predictive value and is being developed to aid in the identification of patients at low risk for acute appendicitis, allowing for more conservative patient management. The APPY1 Test is being developed initially for pediatric, adolescent and young adult patients with abdominal pain, as this population is at the highest risk for appendicitis and has the highest risk of long-term health effects associated with CT imaging. While FDA clearance is being sought, a limited commercial launch for the APPY1 Test is ongoing in select European countries. For more information, visit www.venaxis.com.

Forward-Looking Statements
This press release includes "forward-looking statements" of Venaxis, Inc. ("Venaxis") as defined by the Securities and Exchange Commission ("SEC"). All statements, other than statements of historical fact, included in this press release that address activities, events or developments that Venaxis believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors Venaxis believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Venaxis. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including our ability to obtain FDA clearance or approval, maintain CE Marking, cost effectively manufacture and generate revenues from the APPY1 Test at a profitable price point, execute agreements required to successfully advance the company's objectives, retain the management team to advance the products, overcome adverse changes in market conditions and the regulatory environment, obtain and enforce intellectual property rights, and realize value of intangible assets. Furthermore, Venaxis does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this press release should be considered in conjunction with the risk factors contained in Venaxis' recent filings with the SEC, including its Form 10-K for the year ended December 31, 2013, filed with the SEC on March 28, 2014.

Venaxis is a registered trademark and APPY1 is a trademark of Venaxis, Inc.

Contact – Jed Mahan, jmahan@venaxis.com; (303) 794-2000 Ext. 255